Exhibit 99.7

October 16, 2024
Independent Members of the Board of Directors of Vista Outdoor Inc.
Board of Directors of Vista Outdoor Inc.
1 Vista Way
Anoka, MN 55303
Members of the Board:
We hereby consent to the inclusion of our opinion letters, dated October 15, 2023, July 7, 2024 and October 4, 2024 to the Independent Members of the Board of Directors of Vista Outdoor Inc. (“Vista Outdoor Inc.”) and the Board of Directors of Vista Outdoor Inc. as Annexes H, J and L, respectively, to, and to the references thereto and to us under the headings “Summary—Vista Outdoor’s Financial Advisors—Moelis & Company LLC”, “The Transactions—Background of the Transactions”, “The Transactions—Recommendation of the Vista Outdoor Board; The Vista Outdoor Board’s Reasons for the Transactions”, “The Transactions—Moelis & Company LLC”, “The Transactions—Certain Unaudited Prospective Financial Information (Sporting Products)”, “The Transactions—Certain Unaudited Prospective Financial Information (Outdoor Products)”, “The Transactions—Additional Unaudited Prospective Financial Information (Sporting Products)”, “Merger Agreement—Representations and Warranties”, “Merger Agreement—Covenants Relating to Conduct of Business by Vista Outdoor Prior to Consummation of the Merger” and “Revelyst Merger Agreement—Covenants Relating to Conduct of Business by Revelyst Prior to Consummation of the Revelyst Merger” in the proxy statement/prospectus relating to the proposed transaction involving Vista Outdoor Inc. and Revelyst, Inc., which forms a part of Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-276525) on Form S-4 filed by Revelyst, Inc. (the “Registration Statement”). The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Moelis & Company LLC
MOELIS & COMPANY LLC